UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2006 (April 4, 2006)
SYMBION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50574	62-1625480
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 4, 2006, Symbion, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of March 21, 2005 (the “Senior Credit Facility”), among the Company, as borrower, the subsidiaries of the Company named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Credit Suisse First Boston, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto. The First Amendment increases the Company’s borrowing capacity under the Senior Credit Facility from $150 million to $195 million and amends certain covenants and restrictions of the Senior Credit Facility, including those relating to the required senior leverage ratio. At December 31, 2005, the Company had outstanding indebtedness under the Senior Credit Facility of $96.0 million.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information required by this Item 2.03 is included in Item 1.01 above and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
  (d) Exhibits
10	First Amendment, dated April 4, 2006, to Amended and Restated Credit Agreement, dated as of March 21, 2005, among the Company, as borrower, the subsidiaries of the Company named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Credit Suisse First Boston, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2006	SYMBION, INC.
	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description
10	First Amendment, dated April 4, 2006, to Amended and Restated Credit Agreement, dated as of March 21, 2005, among the Company, as borrower, the subsidiaries of the Company named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Credit Suisse First Boston, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto.